      As filed with the Securities and Exchange Commission on May 28, 1996

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                             STROUDS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                 STROUDS, INC.
                            780 SOUTH NOGALES STREET
                           CITY OF INDUSTRY, CA 91748

                                  May 28, 1996

To Our Stockholders:

    You are cordially invited to attend the Strouds, Inc. Annual Meeting of Stockholders ("Annual Meeting") which will be held on July 2, 1996, at 10:00 a.m. at Industry Hills Sheraton, One Industry Hills Parkway, City of Industry, California 91744. All stockholders of record as of May 10, 1996 are entitled to vote at the Annual Meeting.

    The Annual Meeting will be held to: (a) elect six directors, (b) ratify the appointment of independent public accountants for the fiscal year ending on March 1, 1997, and (c) transact such other business as may properly be brought before the Annual Meeting or any adjournments thereof.

    We appreciate your continued confidence in the Company and hope you will attend the Annual Meeting in person.

    Whether or not you expect to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly to ensure that your shares will be represented at the Annual Meeting. If you attend the Annual Meeting, you may vote in person even if you have sent in your proxy card.

                                          Sincerely,
                                          [SIG]

                                          Wayne P. Selness
                                          President and Chief Executive Officer

                                 STROUDS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    The Annual Meeting of Stockholders of Strouds, Inc. will be held at Industry Hills Sheraton, One Industry Hills Parkway, City of Industry, California on Tuesday, July 2, 1996, at 10:00 a.m. to:

    1.  elect six directors;

    2. ratify the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending on March 1, 1997; and

    3. transact such other business as may properly be brought before the Annual Meeting or any adjournments thereof.

    Stockholders of record at the close of business on May 10, 1996 are entitled to notice of and to vote at the Annual Meeting. The list of stockholders will be available for examination for the ten days prior to the Annual Meeting at Strouds, Inc., 780 South Nogales Street, City of Industry, California 91748.

    All stockholders are cordially invited to attend the Annual Meeting.

    PLEASE COMPLETE THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED ADDRESSED ENVELOPE.

                                          By Order of the Board of Directors

                                          [SIG]

                                          Wayne P. Selness
                                          President and Chief Executive Officer

City of Industry, California
May 28, 1996

                                PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Strouds, Inc. ("Strouds" or the "Company") for use at the Annual Meeting of Stockholders to be held on July 2, 1996 (the "Annual Meeting").

    The Company's principal executive offices are located at 780 South Nogales Street, City of Industry, California 91748. A copy of the Company's fiscal 1995 Annual Report to Stockholders and this Proxy Statement and accompanying proxy card will be first mailed to stockholders on or about May 28, 1996.

VOTING PROCEDURES

    A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to sign, date and return the proxy card in the accompanying envelope, which is postage prepaid if mailed in the United States.

    You have three choices on each of the matters to be voted upon at the Annual Meeting. Concerning the election of directors, by checking the appropriate box on your proxy card you may: (a) vote for all of the director nominees as a group; (b) withhold authority to vote for all director nominees as a group; or
(c) vote for all director nominees as a group except those nominees you identify on the appropriate line. Concerning the ratification of independent public accountants, by checking the appropriate box you may: (a) vote "For" the item;
(b) vote "Against" the item; or (c) "Abstain" from voting on the item. As discussed below, if you "Abstain" from voting on any matter other than the election of directors, it will have the effect of a vote "Against" the item if a quorum is present.

    Stockholders may vote by either completing and returning the enclosed proxy card prior to the Annual Meeting, voting in person at the Annual Meeting, or submitting a signed proxy card at the Annual Meeting.

    YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

    You may revoke your proxy at any time before it is actually voted at the Annual Meeting by delivering written notice of revocation to the Secretary of the Company at 780 South Nogales Street, City of Industry, California, 91748, by submitting a later dated proxy, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, constitute revocation of the proxy. You may also be represented by another person present at the Annual Meeting by executing a form of proxy designating such person to act on your behalf.

    Each unrevoked proxy card properly signed and received prior to the close of the Annual Meeting will be voted as indicated. Unless otherwise specified on the proxy, the shares represented by a signed proxy card will be voted FOR items 1 and 2 on the proxy card and will be voted in the discretion of the persons named as proxies on the other business that may properly come before the Annual Meeting.

    If a proxy card indicates an abstention or a broker non-vote on a particular matter, then the shares represented by such proxy will be counted for quorum purposes. If a quorum is present, an abstention will have the effect of a vote against the matter (except for the election of directors, in which case such abstention has no effect) and broker non-votes will have no effect.

    The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of the Company's Common Stock ("Common Stock") issued and outstanding on May 10, 1996, will constitute a quorum.

    Votes cast at the Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Annual Meeting.

SHARES ENTITLED TO VOTE AND REQUIRED VOTE

    Stockholders of record at the close of business on May 10, 1996 are entitled to vote at the Annual Meeting. At that date, 8,512,059 shares of Common Stock were outstanding. The affirmative vote of the holders of a majority of the shares of Common Stock that are represented in person or by proxy at the Annual Meeting and entitled to vote is required to approve each matter, other than the election of directors, to be voted on at the Annual Meeting. Directors shall be elected by a plurality of the votes of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Each share of Common Stock is entitled to one vote.

SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    Set forth in the following table is the beneficial ownership of the Company's Common Stock as of March 31, 1996, for all current directors, including all nominees to the Board of Directors, the five executive officers of the Company named under the table titled "Executive Compensation" and all directors and current executive officers as a group. Pursuant to the rules of the Securities Exchange Commission, in calculating percentage ownership, each person is deemed to beneficially own his own shares subject to options exercisable within 60 days, but options owned by others (even if exercisable within 60 days) are deemed not to be outstanding shares.

                                                                              SHARES
                                                                           BENEFICIALLY    PERCENT
     NAME OF BENEFICIAL OWNER                     POSITION                    OWNED        OF CLASS
- -----------------------------------  -----------------------------------  --------------   --------
Wayne P. Selness                     President, Chief Executive Officer       264,063(a)       3.1 %
                                     and Director
Wilfred C. Stroud                    Chairman and Director                    804,805(b)       9.5 %
Jonathan W. Spatz                    Senior Vice President Finance --           6,540(c)      *
                                     Chief Financial Officer
Robert C. Widdess                    Senior Vice President --                  23,562(d)      *
                                     Merchandising
Joseph A. Imbrogulio                 Senior Vice President -- Store            17,454(e)      *
                                     Planning
Noel E. Urben                        Director                                   2,500(f)      *
Raymond L. Klauer                    Director                                   3,500(f)      *
Martin M. Jelenko                    Director                                   2,500(f)      *
George L. Jones                      Director                                   2,500(f)      *
All directors and executive
 officers as a group (10 persons)                                           1,132,424(g)      13.1 %

- ------------------------

 *  Less than 1%.

(a) Beneficial ownership includes 114,810 shares of Common Stock which may be acquired upon exercise of employee stock options exercisable within the next 60 days.

(b) Beneficial ownership includes 4,167 shares of Common Stock which may be acquired upon exercise of employee stock options exercisable within the next 60 days.

(c) Beneficial ownership includes 6,440 shares of Common Stock which may be acquired upon exercise of employee stock options exercisable within the next 60 days.

(d) Beneficial ownership includes 4,773 shares of Common Stock which may be acquired upon exercise of employee stock options exercisable within the next 60 days.

(e) Beneficial ownership includes 4,640 shares of Common Stock which may be acquired upon exercise of employee stock options exercisable within the next 60 days.

(f) Beneficial ownership includes 2,500 shares of Common Stock which may be acquired upon exercise of employee stock options exercisable within the next 60 days.

(g) Beneficial ownership includes 144,830 shares of Common Stock which may be acquired upon exercise of employee stock options exercisable within the next 60 days.

COMPLIANCE WITH SECTION 16(A) UNDER THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") requires the Company's directors and officers, and persons who own more than ten percent of a registered class of the Company's equity securities ("Insiders"), to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock. Insiders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) reports filed by such persons.

    To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations from the Insiders that no other reports were required, during the fiscal year ended March 2, 1996, all Section 16(a) filing requirements applicable to Insiders were complied with.

                                PROPOSAL NO. 1:
                         ELECTION OF BOARD OF DIRECTORS

GENERAL INFORMATION -- ELECTION OF DIRECTORS

    Pursuant to the Company's Bylaws and resolutions adopted by the Company's Board of Directors, the Company currently has six directors. Directors are elected at the Annual Meeting and will serve until the 1997 Annual Meeting and until each respective successor shall have been elected or appointed.

    In the absence of instructions to the contrary, votes will be cast for the election of the following as directors pursuant to the proxies solicited hereby. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy will be voted for any substitute nominee selected by the current Board of Directors. However, the proxy cannot be voted for a greater number of persons than the number of nominees designated by the Board of Directors. Management has no reason to believe, at this time, that the persons named will be unable or will decline to serve if elected, and each nominee has informed the Company that he will serve if elected.

    The following table sets forth the name of, and certain information with respect to, the six persons nominated by the Company at the Annual Meeting.

                                          DIRECTOR
    NOMINEES FOR DIRECTOR         AGE       SINCE          POSITIONS CURRENTLY HELD WITH THE COMPANY
- -----------------------------  ---------  ---------  -----------------------------------------------------
Wilfred C. Stroud(1)              70        1979     Chairman and Director
Wayne P. Selness(1)               51        1987     President, Chief Executive Officer and Director
Noel E. Urben(1)(2)               58        1987     Director
Raymond L. Klauer(2)(3)           64        1993     Director
Martin M. Jelenko(2)(3)           50        1995     Director
George L. Jones(1)(3)             45        1995     Director

- ------------------------

(1) Member of Executive Committee.
(2) Member of Audit Committee.
(3) Member of Compensation Committee.

    WILFRED C. STROUD: Mr. Stroud has served as Chairman and a director of the Company since founding Strouds in 1979. Mr. Stroud also served as Chief Executive Officer from the inception of the Company through May 1994 and as President of the Company from 1979 to May 1991. Prior to founding Strouds, from 1956 to 1979, Mr. Stroud was employed by the Broadway Division of Carter-Hawley Hale where he spent eight years as a Divisional Merchandise Manager.

    WAYNE P. SELNESS: Mr. Selness has served as Chief Executive Officer of the Company since May 1994 and President since May 1991. He has served as a director of the Company since May 1987. From 1980 to 1991, he was Executive Vice President of the Company. Prior to joining Strouds, Mr. Selness was employed by the Broadway Division of Carter-Hawley Hale from 1968 to 1980 and served as a Divisional Vice President -- Merchandise Manager from 1977 to 1980.

    NOEL E. URBEN: Mr. Urben has served as a director of the Company since 1987. Mr Urben is presently Senior Managing Director at Windward Capital Partners, L.P., a partnership which invests in buy-outs, recapitalizations and emerging growth companies. Mr. Urben served as President of BT Capital Partners, Inc. (f.k.a. BT Capital Corporation) ("BT Capital"), a small business investment corporation which is a subsidiary of Bankers Trust New York Corporation, parent company of Bankers Trust Company, from 1984 through 1994 and as a managing director of Bankers Trust Company from 1986 to 1995.

    RAYMOND L. KLAUER: Mr. Klauer has served as a director of the Company since 1993. Mr. Klauer retired from May Company Department Stores in 1984 where he held the office of Vice Chairman and director of the May Company from 1978 to 1984. Mr. Klauer is currently active as a private business consultant.

    MARTIN M. JELENKO: Mr. Jelenko was appointed a director of the Company in May 1995. Mr. Jelenko has served as Managing Director, BT Capital, since February 1992. From September 1988 until February 1992, Mr. Jelenko served as Chairman and CEO of Maiden Lane Associates, Ltd., and from April 1984 until August 1988 he served as Associate Director, Bear Stearns & Co.

    GEORGE L. JONES: Mr. Jones was appointed a director of the Company in May 1995. Mr. Jones has served as President, Worldwide Licensing, Warner Bros. Consumer Products since August 1994. From July 1991 to August 1994 he served as President and CEO of Rose's Stores, Inc., and from November 1988 until July 1991 as Executive Vice President, Store Operations of Target Stores. In September 1993, Rose's Stores, Inc. filed a Chapter 11 bankruptcy petition.

COMPENSATION OF DIRECTORS

    The Company pays each director who is neither an employee of the Company nor associated with one of the Company's principal stockholders a $1,000 fee for each meeting of the Board of Directors attended and, if not held in conjunction with a regular Board of Directors meeting, a $500 fee for each Board of Directors committee meeting attended. The Company also reimburses all directors for all expenses incurred in connection with their activities as directors.

    In May 1995, each of Messrs. Jones and Jelenko were awarded stock options to purchase 10,000 shares of Common Stock under the Company's 1994 Equity Participation Plan. These awards vest in 25% installments over the first four years following the original date of grant.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS
BOARD OF DIRECTORS

    The Board of Directors met nine times during fiscal year ended March 2, 1996. During that fiscal year, attendance at Board of Directors meetings averaged 96% and attendance at Committee meetings averaged 93%.

AUDIT COMMITTEE

    The Audit Committee of the Board of Directors is presently comprised of Messrs. Urben, Klauer and Jelenko. Mr. Urben chairs the committee. Charles Robins was a member of this committee until his retirement from the Board of Directors in May 1995. Mr. Jelenko became an acting member of this committee upon his appointment by the Board of Directors in January 1996. As directed by the Board of Directors, the functions of the Audit Committee include (a) reviewing and monitoring the Company's financial reports and accounting practices, (b) annually recommending to the Board of Directors for appointment by the Board of Directors independent public accountants as auditors of the books, records and accounts of the Company, (c) reviewing the scope of audits made by the independent public accountants and

(d) receiving and reviewing the audit reports submitted by the independent public accountants and taking such action in respect of such reports as the Audit Committee deems appropriate. During the fiscal year ended March 2, 1996, the Audit Committee held two meetings.

COMPENSATION COMMITTEE

    The Compensation Committee of the Board of Directors is presently comprised of Messrs. Klauer, Jones and Jelenko. Mr. Klauer chairs the committee. Charles Robins was a member of this committee until his retirement from the Board of Directors in May 1995. Mr. Urben was a member of this committee until his resignation from the committee in January 1996, whereupon Messrs. Jones and Jelenko were appointed as acting members by the Board of Directors. As directed by the Board of Directors, the functions of the Compensation Committee include ensuring that the officers and management personnel of the Company are compensated in terms of salaries, supplemental compensation and benefits which are internally equitable and externally competitive, and administering the following benefit plans (as such plans may be amended from time to time) of the
Company: Stock Option Plan for Executive and Key Employees; 1994 Equity Participation Plan; and 1994 Employee Qualified Stock Purchase Plan. During the fiscal year ended March 2, 1996, the Compensation Committee held seven meetings.

EXECUTIVE COMMITTEE

    The Executive Committee of the Board of Directors was formed in January 1996 and is presently comprised of Messrs. Stroud, Selness, Urben and Jones. Mr. Stroud chairs the committee. As directed by, and between meetings of, the Board of Directors, the function of the Executive Committee is to exercise the authority and power of the Board of Directors to manage the Company's business and affairs, except for certain duties specifically reserved to the full Board of Directors in the Company's Bylaws. During the fiscal year ended March 2, 1996, the Executive Committee held no meetings.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                 EACH OF THE DIRECTORS NOMINATED IN PROPOSAL 1.

                                PROPOSAL NO. 2:
                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors, upon recommendation of the Audit Committee, has appointed KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending March 1, 1997. KPMG Peat Marwick LLP has been the Company's independent public accountants since fiscal 1987. A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting and will be given an opportunity to make a statement and answer questions. This appointment is being submitted for ratification at the Annual Meeting. If the appointment is not ratified, the appointment will be reconsidered by the Board of Directors, although the Board of Directors will not be required to appoint different independent auditors for the Company.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
            RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP
              AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR
                     THE FISCAL YEAR ENDING MARCH 1, 1997.

                  EXECUTIVE OFFICERS AND CERTAIN KEY PERSONNEL

    The executive officers and certain key personnel of the Company are as follows:

             NAME                  AGE                                     POSITION
- ------------------------------  ---------  ------------------------------------------------------------------------
EXECUTIVE OFFICERS
Wilfred C. Stroud                  70      Chairman and Director
Wayne P. Selness                   51      President, Chief Executive Officer and Director
Jonathan W. Spatz                  40      Senior Vice President -- Finance and Chief Financial Officer
Joseph A. Imbrogulio               70      Senior Vice President -- Store Planning
Robert C. Widdess                  52      Senior Vice President -- Merchandising
Douglas C. Felderman               43      Vice President -- Finance
KEY PERSONNEL
Carolyn A. Bush                    40      Vice President -- Home Services
Roberta A. Chavance                45      Vice President -- Human Resources
Anthony M. Joseph                  62      Vice President -- Management Information Systems
Allen L. Josephson                 41      Vice President -- Merchandising
Denise Marsicano                   41      Vice President -- Stores
Paul T. Stenbo                     41      Vice President -- Creative Services

    Mr. Stroud has served as Chairman and a director of the Company since founding Strouds in 1979. Mr. Stroud also served as Chief Executive Officer from the inception of the Company through May 1994 and as President of the Company from 1979 to May 1991. Prior to founding Strouds, from 1956 to 1979, Mr. Stroud was employed by the Broadway Division of Carter-Hawley Hale where he spent eight years as a Divisional Merchandise Manager.

    Mr. Selness has served as Chief Executive Officer of the Company since May 1994 and President since May 1991. He has served as a director of the Company since May 1987. From 1980 to 1991, he was Executive Vice President of the Company. Prior to joining Strouds, Mr. Selness was employed by the Broadway Division of Carter-Hawley Hale from 1968 to 1980 and served as a Divisional Vice President -- Merchandise Manager from 1977 to 1980.

    Mr. Spatz has served as Senior Vice President -- Finance and Chief Financial Officer of the Company since August 1994. Prior to joining the Company, Mr. Spatz was a business consultant from August 1993 to August 1994. From March 1989 to August 1993, Mr. Spatz served as Vice President -- Finance and Chief Financial Officer of Chief Auto Parts, Inc. (a specialty retailer of auto parts and accessories).

    Mr. Imbrogulio has served as Senior Vice President -- Store Planning of the Company since 1983. Prior to joining Strouds, Mr. Imbrogulio was employed by Western States Home Products from 1976 to 1983 and served as its National Sales Manager.

    Mr. Widdess has served as Senior Vice President -- Merchandising of the Company since May 1994. From July 1991 to May 1994, Mr. Widdess was Vice President -- Merchandising. From August 1987 to July 1991, he was Vice President
- --  Stores  and  from  May  1985  to  August  1987  he  was  Vice  President  --
Merchandising. Prior to joining Strouds, Mr. Widdess was employed by the Weinstock's Division of Carter-Hawley Hale where he served as Divisional Vice President -- Merchandise Manager from 1979 to 1985.

    Mr. Felderman has served as Vice President -- Finance of the Company since November 1995. Mr. Felderman served as Vice President, Chief Financial Officer for Crocodile Enterprises, Inc. from April 1994 to September 1995 (a restaurant operator of casual full service and quick service restaurants.) From September 1990 to April 1994 he was a business consultant.

    Ms. Bush joined Strouds in January 1996 as Vice President -- Home Services. Prior to joining Strouds, Ms. Bush served as Vice President of Lease and Cost Divisions for Broadway Stores Inc., formerly Carter-Hawley Hale, from June 1994 through December 1995. From March 1992 through May 1994 she served as Executive Vice President and Chief Operating Officer for East-West Floor Covering, Inc., (a small floor covering company specializing in operating lease departments within department stores.) Prior to that time, Ms. Bush served as Divisional Vice President of Lease and Home Services, with Broadway Stores, Inc. Ms. Bush was with Broadway Stores, Inc. for an aggregate of twelve years.

    Ms. Chavance has served as Vice President -- Human Resources of the Company since 1990. From 1989 to 1990, Ms. Chavance was the Director of Personnel and, from 1984 to 1989, the Manager of Personnel and Training.

    Mr. Joseph has served as Vice President -- Management Information Systems of the Company since August 1994. Prior to joining Strouds, Mr. Joseph served as Vice President -- Management Information Systems of Solo Serve Corporation (a retailer of off-price family clothing and home fashions) from March 1993 to July 1994. From April 1991 to March 1993, Mr. Joseph served as a Director of Western Region Retail Consulting (a consulting unit of Coopers & Lybrand). Prior to that time, Mr. Joseph had founded and was the principal of Bartlett Joseph Associates (a retail management consultant) from April 1989 to April 1991.

    Mr. Josephson has served as Vice President -- Merchandising of the Company since 1991. Prior to joining Strouds, Mr. Josephson was employed by Spring Air Mattress Company as Vice President of Major Accounts from 1990 to 1991. From 1988 to 1990 he was employed by the Broadway Department Stores as a Divisional Vice President of Home Textiles. From 1977 to 1988 Mr. Josephson was employed by Robinsons Department Stores and served as Divisional Merchandise Manager from 1983 to 1988.

    Ms. Marsicano has served as Vice President -- Stores of the Company since 1993. From 1989 to 1993, Ms. Marsicano served as Regional Store Manager and from 1988 to 1989 as Store Manager. Prior to joining Strouds, Ms. Marsicano was employed by Bloomingdales from 1976 to 1988 where she held the position of Buyer.

    Mr. Stenbo has served as Vice President -- Creative Services of the Company since September 1995. From May 1988 to September 1995, Mr. Stenbo was Director of Visual Merchandising of the Company. Prior to joining Strouds, Mr. Stenbo was employed by Bullocks Wilshire from October 1987 to May 1988 where he had the position of Director of Visual Merchandising. From 1983 to 1987, Mr. Stenbo was employed by Bullocks (now Macy's) as Fashion Coordinator.

                             EXECUTIVE COMPENSATION

    The Summary Compensation Table below sets forth certain compensation information concerning the Company's Chief Executive Officer and its four other most highly compensated executive officers receiving over $100,000 per year for services rendered in all capacities to the Company during the fiscal year ended March 2, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                          COMPENSATION
                                                                                             AWARDS
                                                                                          -------------
                                                            ANNUAL COMPENSATION              SHARES        ALL OTHER
NAME AND                                           -------------------------------------   UNDERLYING    COMPENSATION
PRINCIPAL POSITION                                 FISCAL YEAR  SALARY ($)  BONUS ($)(1)   OPTIONS (#)      ($)(2)
- -------------------------------------------------  -----------  ----------  ------------  -------------  -------------
Wayne P. Selness.................................        1995   $  270,000   $    3,175       154,500     $   2,466(4)
  President, Chief Executive                             1994      227,500       10,522        77,400           859(4)
  Officer and Director(3)                                1993      177,528        7,579        --             3,003(4)
Wilfred C. Stroud................................        1995      195,692        2,293        20,834        41,936(5)
  Chairman and Director(3)                               1994      195,000       11,091        --            65,389(5)
                                                         1993      187,125        6,391        --            67,633(5)
Jonathan W. Spatz(6).............................        1995      160,000        1,882        15,000        24,954(7)
  Senior Vice President -- Finance,                      1994      101,538       --            17,200        18,576(7)
  Chief Financial Officer
Robert C. Widdess................................        1995      138,000        1,623         6,666         2,220(4)
  Senior Vice President -- Merchandising                 1994      129,500        7,109         8,600           914(4)
                                                         1993      119,952        4,097        --             2,210(4)
Joseph A. Imbrogulio.............................        1995      125,000        1,470         6,000         2,119(4)
  Senior Vice President -- Store Planning                1994      125,000        7,110         8,600           865(4)
                                                         1993      119,952        4,097        --             2,212(4)

- ------------------------
(1) Reflects bonus received during fiscal years ended February 26, 1994, February 25, 1995 and March 2, 1996, respectively, for services rendered during fiscal years ended February 27, 1993, February 26, 1994, and February 25, 1995 respectively.

(2) Perquisites less than $50,000 or 10% of the total of annual salary and bonus are not disclosed.

(3) Prior to May 1994, Mr. Stroud served as Chairman and Chief Executive Officer of the Company and Mr. Selness served as President of the Company. In May 1994, Mr. Selness was elected Chief Executive Officer of the Company, with Mr. Stroud remaining as Chairman.

(4) Represents Company matching contributions to the Company's 401(k) plan on behalf of the executive officer.

(5) The Company contributed $2,433 to the Company's 401(k) plan on behalf of Mr. Stroud for the fiscal year ended March 2, 1996, and contributed $574 to the Company's 401(k) plan and $14,647 in premiums on life insurance for his benefit for the fiscal year ended February 25, 1995 and $3,166 to the Company's 401 (k) plan and $14,656 in premiums on life insurance for the fiscal year ended February 26, 1994. The

    Company is a party to "split dollar" life insurance agreements with a trust established by Mr. Stroud under which the trust pays the portion of the premiums attributable to the death benefit under life insurance policies insuring the lives of Mr. Stroud and his spouse and owned by the trust, and the Company pays the balance of the premiums. Upon the termination of the agreements or the deaths of Mr. Stroud and his spouse, all premiums previously advanced by the Company under the policies are required to be repaid by the trust. Included in the amounts shown for Mr. Stroud in fiscal years 1995, 1994 and 1993 are $39,502, $50,168 and $49,811, respectively, representing the value of the premium payments by the Company in such years, projected on an actuarial basis assuming that Mr. Stroud retires at age 75 and the agreements are then terminated, and assuming an interest rate equal to the Company's then incremental borrowing rate.

(6) Mr. Spatz has served as Senior Vice President -- Finance and Chief Financial Officer of the Company since August 1994. The salary reported for fiscal year 1994 reflects compensation received for a partial year.

(7) Included in the amounts shown for Mr. Spatz in fiscal years 1995 and 1994 are $18,954 and $15,345, respectively, relating to relocation and travel expenses and $6,000 and $3,231 respectively, representing an automobile allowance paid to him by the Company during such years.

    The following table sets forth certain information regarding grants of stock options made to the executive officers named in the Summary Compensation Table during the fiscal year ended March 2, 1996, including information as to the potential realizable value of such options at assumed annual rates of stock price appreciation for the 10 year option terms.

              OPTION GRANTS DURING FISCAL YEAR ENDED MARCH 2, 1996

                                                   INDIVIDUAL GRANTS
                                     ----------------------------------------------                       POTENTIAL REALIZABLE
                                     NUMBER OF                                                          VALUE AT ASSUMED ANNUAL
                                       SHARES     % OF TOTAL OPTIONS                                      RATES OF STOCK PRICE
                                     UNDERLYING       GRANTED TO                                        APPRECIATION FOR OPTION
                                      OPTIONS     EMPLOYEES IN FISCAL    EXERCISE                               TERM (1)
                                      GRANTED     YEAR ENDED MARCH 2,    PRICE PER                      ------------------------
NAME                                    (#)              1996              SHARE      EXPIRATION DATE     5% ($)       10% ($)
- -----------------------------------  ----------   -------------------   -----------  -----------------  -----------  -----------
Wayne P. Selness...................    53,750                              8.00           5/12/05
                                      100,750            44.9%             4.25          10/24/05       $   539,710  $ 1,367,730
Wilfred C. Stroud..................    20,834             6.1%             8.00          05/12/05           104,819      265,632
Jonathan W. Spatz..................    15,000             4.4%             8.00          05/12/05            75,467      191,249
Robert C. Widdess..................     6,666             1.9%             8.00          05/12/05            33,538       84,991
Joseph A. Imbrogulio...............     6,000             1.7%             8.00          05/12/05            30,187       76,500
All Optionees......................   343,868             100%          $4.25-8.00   03/31/05-01/03/06  $ 1,388,966  $ 3,519,910
All Stockholders(2)................     N/A               N/A               N/A             N/A         $37,048,745  $93,888,794
All Optionees as a percent
 of All Stockholders Gain..........     N/A               N/A               N/A             N/A                3.8%         3.8%

- ------------------------------
(1) The dollar amounts under these columns are the result of calculations at five percent and 10 percent rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's Common Stock price. In the above table, the Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(2) These amounts represent the appreciated value which common stockholders would receive at the hypothetical five and 10 percent rates based on the market value of Common Stock outstanding at or near the option grant dates.

    The following table relates to options exercised during fiscal year 1995 and options outstanding at March 2, 1996:

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED
                MARCH 2, 1996 AND FISCAL YEAR END OPTION VALUES

                                                                 NUMBER OF SHARES                VALUE OF
                                                              UNDERLYING UNEXERCISED           UNEXERCISED
                                                                    OPTIONS AT           IN-THE-MONEY OPTIONS AT
                                     SHARES                     MARCH 2, 1996 (#)          MARCH 2, 1996 ($)(1)
                                    ACQUIRED      VALUE     --------------------------  --------------------------
NAME                               ON EXERCISE   REALIZED   EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- ---------------------------------  -----------  ----------  -----------  -------------  -----------  -------------
Wayne P. Selness.................      --           --          88,580        143,320    $  18,275    $     6,913
Wilfred C. Stroud................      --           --          --             20,834       --            --
Jonathan W. Spatz................      --           --           3,440         28,760       --            --
Robert C. Widdess................      38,700   $   53,236       1,720         13,546       --            --
Joseph A. Imbrogulio.............      43,000   $  146,871       1,720         12,880       --            --

- ------------------------
(1) Amount represents the difference between the aggregated exercise prices of unexercised options and a $4.50 market price on March 2, 1996.

                         COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors is presently comprised of Messrs. Klauer, Jones and Jelenko. Mr. Klauer chairs the committee. Charles Robins was a member of this committee until his retirement from the Board of Directors in May 1995. Mr. Urben was a member of this committee until his resignation from the committee in January 1996, whereupon Messrs. Jones and Jelenko were appointed as members by the Board of Directors. Mr. Jelenko is a Managing Director of BT Capital, which is a major stockholder of the Company and received certain registration rights from the Company in January 1996. See "Certain Transactions -- Registration Rights."

REPORT ON ANNUAL COMPENSATION OF EXECUTIVE OFFICERS

    The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or under the 1934 Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                *  *  *  *  *  *

    The Compensation Committee's policy is to establish compensation levels for the Chief Executive Officer (the "CEO") and the other executive officers which reflect the Company's overall performance and the individual executive's performance, responsibilities and contributions to the long-term growth and profitability of the Company. The Compensation Committee's policy is to determine the appropriate executive compensation levels which will enable the Company to attract and retain qualified executives.

    The Compensation Committee, with the assistance of the CEO, determines the compensation of the executive officers based on its evaluation of the Company's overall performance, primarily based on the Company's sales and earnings performance compared with the Company's operating plan, as well as various qualitative factors such as the Company's product and service quality, the extent to which the executive officer has contributed to forming a strong management team and other factors which the Compensation Committee believes are indicative of the Company's ongoing ability to achieve its long-term sales growth and profit objectives. With respect to each executive, the Compensation Committee focuses on that individual executive's areas of responsibility and his contribution toward achieving corporate objectives.

    Total compensation of each executive officer of the Company consists of four components: base salary, annual incentive in the form of a cash bonus, long-term incentive in the form of equity based stock options and miscellaneous benefits and perquisites. Each component is discussed below.

    The principal component of the compensation of each executive officer is the executive's base salary. In setting base salaries, the Compensation Committee reviews the corporate and individual performance factors described above and the practices of a primary peer group generally consisting of public growth-oriented specialty retailers in comparable lines of trade, and a secondary peer group generally consisting of public department store retailers. The comparison peer groups are not identical to the peer group included in the performance comparison graph under "Stock Performance Graph" below. The Compensation Committee attempts to set the Company's base executive compensation levels at levels that generally approximate 90% of the executive base compensation levels at the companies in its primary peer group.

    The base salary of the CEO for the fiscal year ended March 2, 1996 was $270,000.

    Executive officers are eligible to receive annual incentives in the form of cash bonuses. The Compensation Committee determined that for the fiscal year ended March 2, 1996, these bonuses would be targeted at 20-50% of base salary and would be based on the Company's financial performance against certain pre-defined goals. The $3,175 bonus received by the CEO in fiscal 1995 was paid for services he rendered in fiscal 1994 and represented approximately 1% of his base salary in fiscal 1994. In order to be more comparable with its primary peer group and to put a greater proportion of its executive officers' total compensation at risk, the Compensation Committee has determined that annual bonuses will be based on achievement of pre-defined net income levels, without regard to an executive's personal performance (although the Compensation Committee can approve exceptions for outstanding individual performances). Under this system, bonuses can be earned up to a maximum of 150% of target bonus amounts. The target bonus amounts are generally based on the practices of the Company's primary peer group.

    Another component of the total compensation of each executive officer of the Company is long-term incentives in the form of equity based stock options. These incentives are used to encourage the Company's management to maximize stockholder value and utilize vesting periods to assist the Company in retaining key employees. In general, the number of equity based stock options granted by the Compensation Committee to each executive officer is based on an option grant multiplier (which multiplier is, in part, based on the practices of the Company's primary peer group) applied to each executive's base salary and an estimate as to the fair market value of the underlying stock at the time of grant of such options. The options granted to the CEO for the fiscal year ended March 2, 1996 were 154,500 (representing a multiplier of approximately 3). In granting such options, the Compensation Committee took into consideration the fact that the CEO let a significant number of in-the-money options expire without being exercised during fiscal 1995.

    The last component of total compensation is Company benefits and perquisites generally consisting of car allowances, matching contributions to individual executive's 401(k) Plans and customary life and health benefits. In addition, Mr. Wilfred C. Stroud, the Chairman of the Board of Directors, receives split dollar life insurance benefits from the Company.

    During  1993,  the Internal  Revenue  Code of  1986  was amended  to include
Section 162(m) which denies a deduction to any publicly held corporation for compensation paid to any "covered employee" (which is defined as the CEO and the Company's other four most highly compensated officers, as of the end of a taxable year) to the extent that the compensation exceeds $1 million in any taxable year of the corporation beginning after 1993. Compensation which constitutes "performance based compensation" is excludable in applying the $1 million limit. It is the Company's policy to qualify compensation paid to its top executives for deductibility under Section 162(m) in order to maximize the Company's income tax deductions.

                                          By the Compensation Committee
                                          Raymond L. Klauer, Chairman
                                          George L. Jones
                                          Martin M. Jelenko

                            STOCK PERFORMANCE GRAPH

    The Stock Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the 1934 Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

    Set forth below is a line graph comparing the total cumulative return of the Company's Common Stock since the Company's initial public offering on October 12, 1994 to (a) a group of peer issuers with similar home retail businesses, and
(b) the Nasdaq Stock Market -- U.S. Index.

                    COMPARISON OF CUMULATIVE TOTAL RETURN(1)
    FOR STROUDS, INC., A PEER GROUP AND THE NASDAQ STOCK MARKET -- US INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             STROUD'S INC      PEER GROUP (2)        NASDAQ STOCK MARKET-US
10/12/94                100                 100                             100
2/25/95                  60                  95                             104
3/2/96                   36                 100                             146

- ------------------------

(1) Assumes $100 was invested on October 12, 1994 in stock or index and assumes dividends are reinvested.

(2) The Peer Group companies consist of Bombay Co. Inc., Pier One Imports, Inc., Williams Sonoma, Inc., Bed Bath & Beyond, Inc., Three D Departments, Inc., Lechters, Inc., Goodguys, Inc. and Barnes & Noble, Inc.

                              CERTAIN TRANSACTIONS

TRANSACTIONS RELATING TO CHF AND REFLECTIONS

    In 1979, Mr. Stroud, currently Chairman of the Company, invested in Reflections Fine Bedding Attire, Inc. ("Reflections"), a manufacturer of bedding merchandise and accessories. In recent years, Mr. Stroud has been a director of Reflections and has beneficially owned (along with his spouse) 45% of the stock of Reflections. The spouse of Mr. Selness, President and Chief Executive Officer of the Company, has also been a director of Reflections, and Mr. Selness and his wife have beneficially owned 10% of the stock of Reflections. In the fiscal year ended March 2, 1996, Reflections sold approximately $1.5 million of merchandise to Strouds at prices Strouds believes to be competitive with other suppliers of similar products. The sales to Strouds during this period represented approximately 31.3% of Reflections' total sales.

    The stockholders of Reflections had an outstanding debt obligation to a bank lender in the amount of $675,000, the proceeds of which were loaned to Reflections. In 1993, Mr. Stroud and his spouse assumed this note. Pursuant to an understanding among the stockholders of Reflections, at such time as Mr. and Mrs. Stroud are required to make payments on the note, the other stockholders are required to reimburse them for their pro rata share (in accordance with their stock ownership) of the note (the "Reflections Reimbursement Obligation").

    On April  2,  1993, Reflections  filed  a voluntary  Chapter  11  bankruptcy
proceeding.   On  June  1,  1993,  CHF   Industries,  Inc.  ("CHF"),  an  entity
unaffiliated with Reflections or Strouds, acquired substantially all of the assets and business of Reflections (the "Reflections Business"). As part of the acquisition, CHF required that Mr. Stroud enter into a Non-Competition and Consulting Agreement with CHF, dated June 1, 1993 (the "CHF Agreement"). The CHF Agreement provides generally that for a period of 10 years from the date of the closing of the purchase of the Reflections Business by CHF, neither Mr. Stroud nor any affiliate of Mr. Stroud's will directly or indirectly compete with the Reflections Business nor solicit any employee or supplier of Reflections or CHF to alter or terminate their business relationship. The CHF Agreement further provides that Mr. Stroud will consult with and advise CHF on an as-needed basis with respect to the sale and marketing by CHF of merchandise to Reflections Business customers, including, but not limited to, Strouds. So long as Mr. Stroud is employed by the Company, the CHF Agreement would prevent the Company from competing with Reflections in the manufacture of bedding merchandise and accessories.

    As consideration for Mr. Stroud's entering into the CHF Agreement, CHF agreed to pay Mr. Stroud an amount based on a percentage of gross sales of the Reflections Business, up to a maximum total payment of $825,000. In the event that total gross sales of the Reflections Business to Strouds equals or exceeds $2.5 million (subject to Consumer Price Index ("CPI") adjustment) in any contract year ending May 31, then CHF is required to pay Mr. Stroud an amount equal to 4.58% of total gross sales of the Reflections Business to all customers, including Strouds. In the event that total gross sales of the Reflections Business to Strouds is less than the $2.5 million target (subject to CPI adjustment), then the payment would be reduced in the proportion by which sales to Strouds failed to meet the target. Payments to Mr. Stroud may not exceed $275,000 for any May 31 contract year.

    The CHF Agreement was disclosed to the Board of Directors of Strouds, and all of the directors (except for Mr. Stroud, who abstained) approved the terms of the CHF Agreement and the payments by CHF to Mr. Stroud.

    All purchases by Strouds from Reflections and CHF have represented independent decisions of the buying staff of Strouds based upon the quality and design of product, salability, pricing, and the ability of CHF to meet a satisfactory delivery schedule. The Company believes that all purchases from Reflections and CHF have been in appropriate amounts and on terms comparable to those that could have been obtained from other vendors. The Board of Directors of the Company has adopted a policy of reviewing the Company's purchases from CHF to determine whether such purchases have been in appropriate amounts and on terms comparable to those that could have been obtained from other vendors. In fiscal year ended March 2, 1996, purchases by Strouds from Reflections and CHF equaled 1.1% of the Company's total cost of sales, including buying and occupancy.

    During the contract year ended May 31, 1995, total sales of the Reflections Business were $5.7 million, of which $1.7 million were sales to Strouds. Pursuant to the formula described above, Mr. Stroud received a payment of $179,000 from CHF with respect to that contract year. To the extent that Mr. Stroud receives payments under the CHF Agreement, the Reflections Reimbursement Obligation will be reduced. As of May 31, 1995, a total of $378,000 (out of a maximum of $825,000) had been paid to Mr. Stroud by CHF.

REGISTRATION RIGHTS

    In November 1995, the Board of Directors adopted a Rights Agreement pursuant to which it declared a dividend of one preferred stock purchase right (the "Rights") for each share of Common Stock outstanding at the close of business on November 30, 1995. Each Right will entitle the registered holder thereof, after the Rights become exercisable and until November 17, 2005 (or the earlier redemption, exchange or termination of the Rights), to purchase from the Company one one-hundredth of a share of Series B Junior Participating Preferred Stock, par value $0.0001 per share, at a price of $30.00 per one one-hundredth of a Preferred Share, subject to certain anti-dilution adjustments.

    In connection with the adoption of the Rights Agreement, and in order to resolve an issue as to whether a previous registration rights agreement was still in effect with BT Capital (the beneficial owner of approximately 27.9% of the Company's Common Stock), the Company agreed to provide BT Capital with certain demand and piggyback registration rights; PROVIDED, HOWEVER, that the costs associated with exercising any such registration rights would be borne by BT Capital.

CONFLICT OF INTEREST POLICY

    In May 1995, the Board of Directors adopted a conflict of interest policy which generally provides that no employee, officer or director of the Company (individually and collectively, a "Company Person") should have any personal interest that is incompatible with the loyalty and responsibility owed to the Company. Pursuant to such policy, all Company Persons must discharge their responsibility solely on the basis of what is in the best interest of the Company and independent of personal considerations or relationships, and all Company Persons are expected to adhere to both the letter and spirit of the Company's conflict of interest policy.

                               OTHER INFORMATION

CERTAIN STOCKHOLDERS

    The table below sets forth certain information regarding the beneficial owners of more than 5% of the Company's Common Stock as of March 31, 1996, other than directors and executive officers.

                                                                                  COMMON STOCK BENEFICIALLY OWNED
                                                                                ------------------------------------
                                                                                NUMBER OF SHARES
                                                                                  BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER                                                  OWNED        PERCENT OF CLASS
- ------------------------------------------------------------------------------  -----------------  -----------------
BT Capital Partners, Inc.  ...................................................       2,347,800(1)           27.9%
 280 Park Avenue
 New York, New York 10017
West Highland Capital, Inc. ("WHC") ..........................................         680,000(2)            7.9%
 300 Drake's Landing Road, Suite 290
 Greenbrace, CA 94904
J.R. Zone, as Trustee of the .................................................         539,779(3)            6.5%
 J.R. Zone 1983 Trust Agreement
 20700 Ventura Boulevard, #335
 Woodland Hills, CA 91364
Dimensional Fund Advisors Inc. ("DFAI") ......................................         494,700(4)           5.89%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA 90401
Rockefeller & Co., Inc. ("Rockefeller") ......................................         600,000(5)            7.0%
 30 Rockefeller Plaza
 New York, New York 10112

- ------------------------
(1) Information based solely on Amendment No. 3 dated as of December 31, 1994 to the Schedule 13G filed by Bankers Trust New York Corporation and its indirect wholly-owned subsidiary, BT Capital, with the Securities and Exchange Commission. Beneficial ownership includes 212,850 shares of Common Stock subject to warrants that are presently exercisable.

(2) Information based solely on the Schedule 13G dated February 14, 1995 filed by WHC with the Securities and Exchange Commission. Lang H. Gerhard and West Highland Partners, L.P. may be deemed to beneficially own certain of the shares beneficially owned by WHC because of commonality of voting and/or investment power.

(3) Information based solely on the Schedule 13G dated February 1, 1995 filed by J.R. Zone with the Securities and Exchange Commission.

(4) Information based solely on the Schedule 13G dated February 7, 1996 filed by DFAI with the Securities and Exchange Commission. DFAI, a registered investment advisor, is deemed to have beneficial ownership of 494,700 shares of the Common Stock as of December 31, 1995, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in a series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which DFAI serves as investment manager. DFAI disclaims beneficial ownership of all such shares.

(5) Information based solely on the Schedule 13G dated February 9, 1996 filed by Rockefeller with the Securities and Exchange Commission. Rockefeller filed the Schedule 13G on behalf of certain clients for which it is the investment manager (collectively, the "R&Co. clients"). Each of these R&Co. clients, individually, owns less than 5% of the Common Stock. Each of these R&Co. clients has executed investment management agreements granting Rockefeller the right to exercise full discretion with respect to all matters relating to the Common Stock held by them (including sole voting and dispositive power). Thus, while Rockefeller is for purposes of this filing regarded as the beneficial owner of the Common Stock held by each of the R&Co. clients, each of the R&Co. clients has the sole right to receive dividends from, and the proceeds from the sale of, the shares of the Common Stock owned of record by each of them.

OTHER MATTERS AT THE MEETING

    The Board of Directors does not know of any matters to be presented at the Annual Meeting of Stockholders other than those mentioned in this Proxy Statement. If any other matters are properly brought before the Annual Meeting of Stockholders, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting such proxies.

COST OF SOLICITATION

    The expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be paid by the Company. In addition to the use of mails, certain directors, officers or employees of the Company and its subsidiaries, who receive no compensation for their services other than their regular salaries, may solicit and tabulate proxies. The Company has retained D.F. King & Co., Inc. to assist in the solicitation of proxies with respect to shares of Strouds Common Stock held of record by brokers, nominees and institutions. The estimated cost of the services of D.F. King & Co., Inc. is $3,500, plus expenses.

STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

    Any stockholder who meets the requirements of the proxy rules under the 1934 Act may submit to the Board of Directors proposals to be considered for submission to the stockholders at the 1996 Annual Meeting of Stockholders. Any such proposal must comply with the requirements of Rule 14a-8 under the 1934 Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Corporate Secretary, Strouds, Inc., 780 South Nogales Street, City of Industry, California 91748, and must be received no later than January 28, 1997. Any such notice shall set forth: (a) the name and address of the stockholder and the text of the proposal to be introduced;
(b) the number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the date of such notice; and (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice. The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures. In addition, the Company's Bylaws provide for notice procedures to recommend a person for nomination as a director and to propose business to be considered by stockholders at a meeting.

                                          By Order of the Board of Directors

                                          [SIG]

                                          Wayne P. Selness
                                          President and Chief Executive Officer
City of Industry, California
May 28, 1996

P R O X Y                         STROUDS, INC.
             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 2, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Wilfred C. Stroud, Wayne P. Selness or Jonathan W. Spatz, and each of them, his or her attorneys and agents, with full power of substitution to vote as proxy for the undersigned, as herein stated, at the Annual Meeting of Stockholders of Strouds, Inc., to be held at Industry Hills Sheraton, One Industry Hills Parkway, City of Industry, California, on July 2, 1996 or at any adjournment or postponement thereof, according to the number of votes the undersigned would be entitled to vote if personally present on the proposals set forth below (and as more particularly set forth in the Notice of Annual Meeting enclosed herewith) and in accordance with their discretion on any other matters that may properly come before the Annual Meeting or any adjournment thereof.

   PLEASE MARK YOUR CHOICE LIKE THIS / / IN DARK INK AND SIGN AND DATE ON THE
                                  REVERSE SIDE

(1) ELECTION OF SIX DIRECTORS / / Vote FOR ALL (EXCEPT AS MARKED TO THE CONTRARY BELOW) / / WITHHELD for ALL

    Wilfred C. Stroud          Wayne P. Selness          Noel E. Urben
Raymond L. Klauer              Martin M. Jelenko             George L. Jones

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

- --------------------------------------------------------------------------------

(2) RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                   / / FOR      / / AGAINST      / / ABSTAIN

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated May 28, 1996.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.
                                             Dated: ______________________, 1996
                                             ___________________________________
                                                       (Signature)
                                             ___________________________________
                                                Signature if held jointly

                                             Please sign  exactly as  your  name
                                             appears.  Joint owners  should each
                                             sign. Trustees and others acting in
                                             a  representative  capacity  should
                                             indicate the capacity in which they
                                             sign.